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                                                                     EXHIBIT 5.1


                             SUBSCRIPTION AGREEMENT

         The undersigned HERTH Management, Inc. ("HERTH") hereby subscribes to and agrees to purchase the following described securities of PF Management, Inc. (hereinafter called the "Corporation"), a corporation organized or to be organized under the laws of the State of North Carolina.

         1. Description of securities. The securities hereby subscribed and agreed to be purchased are eleven thousand eight hundred seventy-five (11,875) shares of the common capital stock of the Corporation.

         2. Purchase price. In consideration of the shares HERTH will contribute to the Corporation (i) the following securities, subject to certain liabilities, all as set forth on Exhibit A attached hereto and (ii) all key man insurance policies owned by HERTH on Cecil R. Hash and Richard F. Howard and on its insured principals who will be shareholders of the Corporation, subject to any credit facility assignments.. By acceptance of this Subscription, the Corporation hereby agrees to assume the aforesaid liabilities and hold HERTH harmless therefrom.

         3. Assignment. HERTH represents and warrants to the Corporation that its intent is, and it has so declared, to distribute the aforesaid shares of the Corporation to be received hereby in the redemption of the interest of James M. Templeton in HERTH. In furtherance thereof, HERTH hereby expressly directs the Corporation to issue the aforesaid shares (herein the "Assigned Securities") and register the same as follows:

              James M. Templeton - 11,875 shares

         4. Investment representation. The undersigned James M. Templeton hereby represents and agrees that any securities of the Corporation received by him by dividend, liquidation redemption or otherwise from HERTH Management, Inc. (the "Assigned Securities") will be for investment only, for his own account, and not with any view to the resell or distribution thereof; that the undersigned will not resell the Assigned Securities without registration under federal and state securities laws or exemptions therefrom; and that the undersigned understands that the Assigned Securities will be issued, without registration, under exemptions in the federal and state securities laws that depend upon the intent hereby represented and that the Corporation will rely on such representation in issuing such securities without registration. The undersigned further agrees that the share certificates issued for the Assigned Securities, and any replacements thereof, may be marked with a legend to the effect that such securities cannot be sold or transferred without either (a) registration under federal and state securities laws, or (b) an opinion of counsel satisfactory to the Corporation that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities law.



                            [Signature Page Attached]


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         This 17th day of April, 2001.


                                   HERTH MANAGEMENT, INC.

                                   By: /s/ James C. Richardson, Jr.
                                      -----------------------------------------
                                        James C. Richardson, Jr. - President

                                   Address: Post Office Box 3967
                                               Hickory, NC  28603

                                   Taxpayer Identification No.:

                                   56-1645597

                                   /s/ James M. Templeton
                                   --------------------------------------(SEAL)
                                   James M. Templeton


Accepted this 17th day of April, 2001.

PF Management, Inc.

By: /s/ David R. Clark
   -----------------------------------
   President



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                                    EXHIBIT A

         1,227,234 shares of Pierre Foods, Inc. ("Pierre") subject to the following liabilities of HERTH Management, Inc. ("HERTH"), hereby assumed by the
Corporation:

         (a) Note dated February 9, 2000 in original amount of $1,900,000.00 with present balance of $1,900,000.00 payable to Carolina First Bank, secured by: (i) 147,377 shares of Pierre (owned by HERTH) and 331,077 shares of Pierre (owned by James
                  C. Richardson, Jr.), (ii) an assignment of life insurance of $1,900,000 on the life of James C. Richardson, Jr. and (iii) the guaranty of James C. Richardson, Jr. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.

         (b) Note dated November 11, 1998 in original amount of $1,602,432.00 payable to Peoples Bank with present balance of $1,500,000.00 after principal curtailment by HERTH, secured by: (i) 131,729 shares of Pierre (owned by HERTH) and 180,000 shares of Pierre (owned by James C. Richardson, Jr.), (ii) an assignment of life insurance of $1,600,000 on the life of James C. Richardson, Jr., and (iii) the guaranty of James C. Richardson, Jr., Richard F. Howard, and Cecil R. Hash. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.

         (c) Note dated February 19, 1999 in original amount of $500,000.00 with present balance of $500,000.00 payable to Bank of Granite, secured by the guaranty of James C. Richardson, Jr. and David R. Clark. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.

         (d) Note dated January 12, 2000 in original amount of $750,000.00 with present balance of $750,000.00 payable to First Union National Bank, secured by the guaranty of James C. Richardson, Jr. and David R. Clark. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.

         (e) Note dated February 19, 1999 in original amount of $4,925,000.00 with present balance of $4,925,000.00 payable to First Century Bank, N.A., secured by: (i) 930,530 shares of Pierre (owned by HERTH), (ii) assignments of life insurance of $5,000,000 each on the lives of James C. Richardson, Jr. and David R. Clark, (iii) the guaranty of James C. Richardson, Jr. and David R. Clark. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.


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                  Included in the above 1,227,234 shares of Pierre contributed by HERTH is 8,799 shares of Pierre which is presently pledged to Peoples Bank as security for a Note from James C. Richardson, Jr. dated March 18,1998 in the original amount of $100,000 and 8,799 shares of Pierre which is presently pledged to Peoples Bank as security for a Note from James C. Richardson, Jr. dated January 18, 2000 in the original amount of $153,359.24. In consideration of the registration of said shares in the name of the Corporation, Peoples Bank will require the pledge and hypothecation of such shares without recourse as continuing collateral security for the aforesaid Notes of Richardson.